FOR IMMEDIATE RELEASE                                 September 23, 2020

Jefferies Financial Group Announces Third Quarter 2020 Financial Results

All-Time Record Quarterly Results at Jefferies Group

Quarterly Cash Dividend of $0.15 per Jefferies Common Share Declared
Share Repurchase Authorization Increased to $250 million

New York, New York — September 23, 2020 — Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three and nine month periods ended August 31, 2020. In addition, the Jefferies Board of Directors declared a quarterly cash dividend equal to $0.15 per Jefferies common share payable on November 25, 2020 to record holders of Jefferies common shares on November 13, 2020. The Jefferies Board of Directors also increased the Company's stock buyback authorization by $128 million to a total of $250 million. We expect to file our Form 10-Q on or about October 9, 2020.

Highlights for the three months ended August 31, 2020:
•Jefferies Group LLC recorded record quarterly net revenues of $1,383 million, record pre-tax income of $363 million, record net earnings of $268 million and return on tangible equity of 23.2%1
◦Record Investment Banking net revenues of $589 million, including record Equity Underwriting net revenues of $305 million, Advisory net revenues of $171 million, and Debt Underwriting net revenues of $139 million
◦Combined Capital Markets net revenues of $655 million; record Equities net revenues of $319 million and Fixed Income net revenues of $336 million
◦Record Asset Management revenues (before allocated net interest2) of $122 million
•Merchant Banking recorded pre-tax income of $71 million, reflecting record quarterly results from Idaho Timber and mark-to-market increases in the value of several of our investments in public companies, partially offset by a decrease in the fair value of Vitesse's hedges, as oil prices appreciated during the quarter
•Net income attributable to Jefferies Financial Group common shareholders was $304 million, or $1.07 per diluted share
•We repurchased 7.9 million shares for $128 million, or an average price of $16.26 per share; 259.2 million shares were outstanding and 283.0 million shares were outstanding on a fully diluted basis3 at August 31, 2020; Jefferies book value per share was $36.30 and tangible book value per fully diluted share4 was $26.49 at the end of the third quarter
•Jefferies Financial Group had parent company liquidity of $1.6 billion at August 31, 2020. Jefferies Group had a record liquidity buffer of $8.1 billion of cash and unencumbered liquid collateral at August 31, 2020, which represented 17% of its total balance sheet.

Highlights for the nine months ended August 31, 2020:
•Jefferies Group LLC recorded record nine months net revenues of $3,589 million, record pre-tax income of $772 million, record net earnings of $568 million and return on tangible equity of 17.7%5
◦Record nine months Investment Banking net revenues of $1,483 million, including record nine months Advisory net revenues of $697 million, record Equity Underwriting net revenues of $561 million and Debt Underwriting net revenues of $337 million
◦Record combined nine months Capital Markets net revenues of $1,879 million, including Equities net revenues of $802 million and Fixed Income net revenues of $1,078 million
◦Record Asset Management revenues (before allocated net interest2) of $173 million
•Merchant Banking pre-tax loss of $58 million, reflecting positive contributions from Idaho Timber, Vitesse and FXCM, and a gain of about $60 million from effective short-term hedges against mark-to-

market and fair value decreases, more than offset by $145 million in previously reported non-cash charges in the first two quarters of 2020 to write-down our investments in The We Company, JETX and some of the real estate assets of HomeFed
•Net income attributable to Jefferies Financial Group common shareholders of $462 million, or $1.57 per diluted share
•Repurchases of 32.7 million shares for $620 million, or an average price of $18.98 per share

Rich Handler, our CEO, and Brian Friedman, our President, said:

"We are very pleased to report Jefferies Financial Group quarterly net income of $304 million, driven by Jefferies Group record quarterly net revenues and record quarterly net earnings for the second time this year. Jefferies Group's return on tangible equity of 23.2%1 demonstrates the operating leverage inherent in our business model. Our strong results reflect Jefferies Group becoming an ever increasing portion of our overall business, greater productivity through growing market share with a limited increase in headcount and constant focus on control of operating costs. Our depth of capital markets knowledge and capabilities, combined with the breadth of our investment banking relationships, have positioned Jefferies as a leading firm serving an ever expanding client base across the world.

"Since the beginning of fiscal 2018, our tangible book value per fully diluted share4 has increased 29% to $26.49, while Jefferies issued dividends during this period of $2.90 per share. The tangible book value per fully diluted share increase, combined with the dividends per share during this period, represent a 14% compounded return per share. During this same period, we repurchased an aggregate of 108.6 million shares for an aggregate of $2.3 billion, or $20.90 per share. We remain relentlessly focused on maximizing the value of Jefferies Financial Group by continuing to build Jefferies Group, while managing our legacy Merchant Banking portfolio to a sensible set of final realizations. We will continue to re-purchase shares when prudent from a balance sheet and capital allocation perspective, as we believe there continues to be a significant gap between our intrinsic value and our stock price.

"We continue to make important investments in our people and technology needed to deliver the highest quality of service. With Jefferies Group's broad product offering, scalable platform, strong capital and liquidity position and the amazing talent of our approximately 3,900 employees, we believe there is tremendous potential to continue to increase our market share across all our businesses.

"Investment Banking's record net revenues of $589 million were driven by record performance in Equity Underwritings. The unknown future path of the COVID-19 pandemic and uncertainty in timing of a remedy, encouraged companies across the world to raise long-term and permanent capital. Although M&A and advisory activities were a bit muted in the third quarter, our fourth quarter backlog of Investment Banking activity remains robust across all products.

"Capital Markets quarterly net revenues of $655 million was led by record Equity revenues and strong Fixed Income results across virtually every business line, which included material contributions from Europe and Asia. The strong equity markets and more clarity from the Federal Reserve on future rate policy provided a supportive trading environment for investors.

"Jefferies Group experienced record net revenues across Leucadia Asset Management, which were $122 million for the third quarter and $173 million for the first nine months of the year, 44% higher than the first nine months of 2019 (before allocated net interest2) on allocated capital of approximately $1 billion. This included continued positive performance from our investments in multi-manager platforms (Dymon, Schonfeld, Topwater and Weiss) and certain single manager boutiques, particularly ESG, Energy, Event-Driven and Capital Markets-focused. We’ve further enhanced our marketing efforts with the addition of a Head of Asia and a Head of Investor Relations. Despite the slow-down in travel due to the pandemic, fund-raising efforts continue, with strong momentum in several of our strategies.

"Jefferies Group's balance sheet was $46.7 billion at quarter-end, which was 3% higher than at the end of the second quarter, almost entirely due to an increase in Cash and cash equivalents. Jefferies Group's balance sheet remains very liquid and our level 3 inventory remains low at $433 million, or approximately 2%, of total inventory. Our liquidity buffer totaled $8.1 billion, which represents an all-time record in liquidity that we believe is prudent considering the volatile environment."

* * * *

Amounts herein pertaining to August 31, 2020 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission ("SEC"). More information on our results of operations for the three and nine month periods ended August 31, 2020 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "should," "expect," "intend," "may," "will," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron
Chief Financial Officer
Jefferies Financial Group Inc.
Tel. (212) 460-1932

Matt Larson
Chief Financial Officer
Jefferies Group LLC
Tel. (212) 284-2338

1
Return on tangible equity (a non-GAAP financial measure) equals our three months ended August 31, 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4,612 million at May 31, 2020. Tangible Jefferies Group LLC member's equity at May 31, 2020 equals Jefferies Group LLC member's equity of $6,412 million less goodwill and identifiable intangibles assets of $1,800 million.

2
Allocated net interest represents the allocation of a ratable portion of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC's policy of allocating such items to all its business lines. Refer to Jefferies Group LLC's summary of Net Revenues by Source on page 10 and 11.

3
Shares outstanding on a fully diluted basis, a non-GAAP measure, is defined as Jefferies Financial Group's common shares outstanding plus restricted stock units and other shares. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

4
Tangible book value per fully diluted share, a non-GAAP measure, is defined as Tangible book value divided by shares outstanding on a fully diluted basis. Tangible book value, a non-GAAP measure, is defined as Jefferies Financial Group shareholders' equity (book value) less Intangible assets, net and goodwill. Shares outstanding on a fully diluted basis, a non-GAAP measure, is defined as Jefferies Financial Group's common shares outstanding plus restricted stock units and other shares. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

5
Return on tangible equity (a non-GAAP financial measure) equals our first nine months of 2020 annualized net earnings attributable to Jefferies Group LLC divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $4,311 million at November 30, 2019. Tangible Jefferies Group LLC member's equity at November 30, 2019 equals Jefferies Group LLC member's equity of $6,125 million less goodwill and identifiable intangibles assets of $1,814 million.

Summary for Jefferies Financial Group Inc. and Subsidiaries
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended August 31, 2020	Three Months Ended August 31, 2019	Nine Months Ended August 31, 2020	Nine Months Ended August 31, 2019

Net revenues	$1,616,170	$856,778	$4,150,087	$2,786,878

Income (loss) before income taxes and income (loss) related to associated companies	$407,189	$(59,020)	$715,066	$124,293
Income (loss) related to associated companies	5,053	72,283	(69,523)	121,766
Income before income taxes	412,242	13,263	645,543	246,059
Income tax provision (benefit)	107,403	(36,131)	185,138	(522,626)
Net income	304,839	49,394	460,405	768,685
Net (income) loss attributable to the noncontrolling interests	324	116	5,033	(759)
Net (income) loss attributable to the redeemable noncontrolling interests	650	242	1,130	(47)
Preferred stock dividends	(1,404)	(1,275)	(4,230)	(3,827)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$304,409	$48,477	$462,338	$764,052

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$1.08	$0.16	$1.58	$2.44

Number of shares in calculation	280,695	310,288	289,959	310,838

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Net income	$1.07	$0.15	$1.57	$2.41

Number of shares in calculation	285,136	311,897	294,875	317,181

A summary of results for the three months ended August 31, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,274,115	$118,558	$220,887	$591	$—	$2,019	$1,616,170

Expenses:
Compensation and benefits	719,822	10,652	20,573	9,790	—	—	760,837
Cost of sales (2)	60,640	6,103	82,657	—	—	—	149,400
Interest expense	—	—	7,398	—	14,114	—	21,512
Depreciation and amortization	22,225	2,018	14,408	869	—	—	39,520
Selling, general and other expenses	190,105	12,181	30,157	5,550	—	(281)	237,712
Total expenses	992,792	30,954	155,193	16,209	14,114	(281)	1,208,981
Income (loss) before income taxes and income related to associated companies	281,323	87,604	65,694	(15,618)	(14,114)	2,300	407,189
Income related to associated companies	—	—	5,053	—	—	—	5,053
Income (loss) before income taxes	$281,323	$87,604	$70,747	$(15,618)	$(14,114)	$2,300	412,242
Income tax provision							107,403
Net income							$304,839

A summary of results for the three months ended August 31, 2019 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$757,363	$20,340	$73,754	$8,967	$—	$(3,646)	$856,778

Expenses:
Compensation and benefits	400,071	18,557	16,804	11,450	—	—	446,882
Cost of sales (2)	51,358	(500)	85,773	—	—	—	136,631
Interest expense	—	—	8,893	—	14,770	—	23,663
Depreciation and amortization	20,754	512	17,784	830	—	—	39,880
Selling, general and other expenses	198,986	9,441	51,897	8,466	—	(48)	268,742
Total expenses	671,169	28,010	181,151	20,746	14,770	(48)	915,798
Income (loss) before income taxes and income related to associated companies	86,194	(7,670)	(107,397)	(11,779)	(14,770)	(3,598)	(59,020)
Income related to associated companies	—	267	72,016	—	—	—	72,283
Income (loss) before income taxes	$86,194	$(7,403)	$(35,381)	$(11,779)	$(14,770)	$(3,598)	13,263
Income tax benefit							(36,131)
Net income							$49,394

(1)    We now present Asset Management as a separate reporting segment. Prior year amounts have been reclassified to conform to current segment disclosure.
(2)    Includes Floor brokerage and clearing fees.

A summary of results for the nine months ended August 31, 2020 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$3,451,776	$146,278	$532,608	$11,908	$—	$7,517	$4,150,087

Expenses:
Compensation and benefits	1,892,567	59,375	51,736	25,819	—	—	2,029,497
Cost of sales (2)	181,115	20,288	235,871	—	—	—	437,274
Interest expense	—	—	24,453	—	39,773	—	64,226
Depreciation and amortization	61,322	4,776	50,627	2,631	—	—	119,356
Selling, general and other expenses	570,958	36,717	157,990	19,684	—	(681)	784,668
Total expenses	2,705,962	121,156	520,677	48,134	39,773	(681)	3,435,021
Income (loss) before income taxes and loss related to associated companies	745,814	25,122	11,931	(36,226)	(39,773)	8,198	715,066
Loss related to associated companies	—	—	(69,523)	—	—	—	(69,523)
Income (loss) before income taxes	$745,814	$25,122	$(57,592)	$(36,226)	$(39,773)	$8,198	645,543
Income tax provision							185,138
Net income							$460,405

A summary of results for the nine months ended August 31, 2019 is as follows (in thousands):

	Investment Banking and Capital Markets (1)	Asset Management (1)	Merchant Banking (1)	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$2,274,885	$95,447	$391,825	$22,134	$—	$2,587	$2,786,878

Expenses:
Compensation and benefits	1,231,915	48,749	44,638	41,732	—	—	1,367,034
Cost of sales (2)	148,712	14,401	233,109	—	—	—	396,222
Interest expense	—	—	25,521	—	44,298	—	69,819
Depreciation and amortization	56,672	1,472	49,904	2,552	—	—	110,600
Selling, general and other expenses	553,694	29,421	111,275	24,857	—	(337)	718,910
Total expenses	1,990,993	94,043	464,447	69,141	44,298	(337)	2,662,585
Income (loss) before income taxes and income related to associated companies	283,892	1,404	(72,622)	(47,007)	(44,298)	2,924	124,293
Income related to associated companies	—	607	121,159	—	—	—	121,766
Income (loss) before income taxes	$283,892	$2,011	$48,537	$(47,007)	$(44,298)	$2,924	246,059
Income tax benefit							(522,626)
Net income							$768,685

(1)    We now present Asset Management as a separate reporting segment. Prior year amounts have been reclassified to conform to current segment disclosure.
(2)    Includes Floor brokerage and clearing fees.

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2019. Amounts herein pertaining to August 31, 2020 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended August 31, 2020.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	August 31, 2020	May 31, 2020	August 31, 2019
Revenues:
Commissions and other fees	$204,313	$243,267	$171,003
Principal transactions	560,665	467,283	148,873
Investment banking	615,837	387,491	412,533
Asset management fees and revenues (1)	6,772	4,576	4,220
Interest	195,960	211,941	383,596
Other (1)	11,526	(47,275)	21,406
Total revenues	1,595,073	1,267,283	1,141,631
Interest expense	211,629	232,916	364,472
Net revenues	1,383,444	1,034,367	777,159

Non-interest expenses:
Compensation and benefits	725,555	571,547	411,936

Non-compensation expenses:
Floor brokerage and clearing fees	66,744	77,619	54,247
Technology and communications	102,635	95,594	86,649
Occupancy and equipment rental	27,053	24,395	29,300
Business development	7,637	8,359	36,526
Professional services	41,173	41,994	42,379
Underwriting costs	29,071	12,485	14,647
Other	20,175	29,506	18,400
Total non-compensation expenses	294,488	289,952	282,148
Total non-interest expenses	1,020,043	861,499	694,084
Earnings before income taxes	363,401	172,868	83,075
Income tax expense	95,870	43,972	18,250
Net earnings	267,531	128,896	64,825
Net loss attributable to noncontrolling interests	(531)	(1,842)	(143)
Net earnings attributable to Jefferies Group LLC	$268,062	$130,738	$64,968

Pre-tax operating margin	26.3%	16.7%	10.7%
Effective tax rate	26.4%	25.4%	22.0%

(1)
In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC's Consolidated Statement of Earnings reflects the reclassification of revenues of $0.9 million from Other revenues to Asset management fees and revenues for the three months ended August 31, 2019. There is no impact on Total revenues as a result of this change in presentation.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended
	August 31, 2020	August 31, 2019
Revenues:
Commissions and other fees	$627,115	$493,843
Principal transactions	1,399,850	632,002
Investment banking	1,595,330	1,128,216
Asset management fees and revenues (1)	23,068	16,350
Interest	702,569	1,163,022
Other (1)	(6,020)	77,563
Total revenues	4,341,912	3,510,996
Interest expense	753,405	1,146,268
Net revenues	3,588,507	2,364,728

Non-interest expenses:
Compensation and benefits	1,932,332	1,261,506

Non-compensation expenses:
Floor brokerage and clearing fees	204,943	168,698
Technology and communications	287,413	247,464
Occupancy and equipment rental	78,951	87,587
Business development	45,953	103,430
Professional services	127,832	117,372
Underwriting costs	59,085	36,045
Other	80,351	41,828
Total non-compensation expenses	884,528	802,424
Total non-interest expenses	2,816,860	2,063,930
Earnings before income taxes	771,647	300,798
Income tax expense	203,855	79,789
Net earnings	567,792	221,009
Net earnings (loss) attributable to noncontrolling interests	(4,397)	140
Net earnings attributable to Jefferies Group LLC	$572,189	$220,869

Pre-tax operating margin	21.5%	12.7%
Effective tax rate	26.4%	26.5%

(1)
In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC's Consolidated Statement of Earnings reflects the reclassification of revenues of $1.8 million from Other revenues to Asset management fees and revenues for the nine months ended August 31, 2019. There is no impact on Total revenues as a result of this change in presentation.

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	August 31, 2020	May 31, 2020	August 31, 2019
Net Revenues by Source:

Advisory	$171,438	$182,081	$213,350

Equity underwriting	305,380	124,383	97,494
Debt underwriting	139,019	81,027	101,689
Total underwriting	444,399	205,410	199,183
Other investment banking	(27,013)	(71,234)	(9,108)
Total investment banking	588,824	316,257	403,425

Equities	318,824	237,131	193,229
Fixed income	336,347	493,144	148,334
Total capital markets	655,171	730,275	341,563

Other	30,120	(17,700)	12,374

Total Investment Banking and Capital Markets (1) (2)	1,274,115	1,028,832	757,362

Asset management fees and revenues (3)	6,772	4,576	4,220
Investment return (3) (4) (5)	115,556	13,944	24,866
Allocated net interest (4) (6)	(12,999)	(12,985)	(9,289)
Total Asset Management	109,329	5,535	19,797

Net Revenues	$1,383,444	$1,034,367	$777,159

Other Data:
Number of trading days	65	63	64
Number of trading loss days	8	11	10

Average firmwide VaR (in millions) (7)	$10.46	$9.16	$9.71

(1)	Includes net interest revenue (expense) of $3.3 million, $(0.8) million and $30.4 million for the quarters ended August 31, 2020, May 31, 2020, and August 31, 2019, respectively.
(2)	Allocated net interest is not separately disaggregated in presenting our Investment Banking and Capital Markets reportable segment within Jefferies Group LLC's Net Revenues by Source. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(3)
In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC's Net Revenues by Source reflects the reclassification of revenues of $0.9 million from Investment return revenues to Asset management fees and revenues for the three months ended August 31, 2019. There is no impact on Total Asset Management revenues as a result of this change in presentation.

(4)	Net revenues attributed to the Investment return in Jefferies Group LLC's Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnotes 5 and 6). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.
(5)	Includes net interest expense of $6.0 million, $7.2 million and $2.0 million for the quarters ended May 31, 2020, February 29, 2020, and May 31, 2019, respectively.
(6)	Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 12).
(7)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Nine Months Ended
	August 31, 2020	August 31, 2019
Net Revenues by Source:

Advisory	$696,677	$572,386

Equity underwriting	561,455	256,853
Debt underwriting	337,198	306,977
Total underwriting	898,653	563,830
Other investment banking	(112,776)	(7,116)
Total investment banking	1,482,554	1,129,100

Equities	801,596	573,851
Fixed income	1,077,673	518,346
Total capital markets	1,879,269	1,092,197

Other	89,953	53,587

Total Investment Banking and Capital Markets (1) (2)	3,451,776	2,274,884

Asset management fees and revenues (3)	23,068	16,350
Investment return (3) (4) (5)	150,339	104,442
Allocated net interest (4) (6)	(36,676)	(30,948)
Total Asset Management	136,731	89,844

Net Revenues	$3,588,507	$2,364,728

Other Data:
Number of trading days	189	187
Number of trading loss days	23	23

Average firmwide VaR (in millions) (7)	$9.04	$8.87

(1)	Includes net interest revenue of $5.4 million and $51.4 million for the nine months ended August 31, 2020 and 2019, respectively.
(2)	Allocated net interest is not separately disaggregated in presenting our Investment Banking and Capital Markets reportable segment within Jefferies Group LLC's Net Revenues by Source. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
(3)
In the fourth quarter of 2019, Jefferies Group LLC reorganized the presentation of revenues from arrangements which entitle us to certain portions of revenues and/or profits of strategic asset management partners. Jefferies Group LLC's Net Revenues by Source reflects the reclassification of revenues of $1.8 million from Investment return revenues to Asset management fees and revenues for the nine months ended August 31, 2019. There is no impact on Total Asset Management revenues as a result of this change in presentation.

(4)	Net revenues attributed to the Investment return in Jefferies Group LLC's Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnotes 5 and 6). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.
(5)	Includes net interest expense of $19.6 million and $3.7 million for the nine months ended August 31, 2020 and 2019, respectively.
(6)	Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 12).
(7)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Group LLC and Subsidiaries
Financial Highlights
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	August 31, 2020	May 31, 2020	August 31, 2019
Financial position:
Total assets (1)	$46,660	$45,084	$43,094
Average total assets for the period (1)	$54,654	$56,480	$53,097
Average total assets less goodwill and intangible assets for the period (1)	$52,965	$54,673	$51,281

Cash and cash equivalents (1)	$6,750	$5,252	$4,665
Cash and cash equivalents and other sources of liquidity (1) (2)	$8,089	$6,542	$6,074
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	17.3%	14.5%	14.1%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	18.0%	15.1%	14.7%

Financial instruments owned (1)	$17,556	$18,125	$16,371
Goodwill and intangible assets (1)	$1,806	$1,800	$1,811
Right-of-use assets (1) (3)	$500	$501	N/A

Total equity (including noncontrolling interests) (1)	$6,504	$6,430	$6,190
Total Jefferies Group LLC member's equity (1)	$6,488	$6,412	$6,183
Tangible Jefferies Group LLC member's equity (1) (4)	$4,682	$4,612	$4,372

Level 3 financial instruments:
Level 3 financial instruments owned (1) (5)	$433	$413	$363
Level 3 financial instruments owned - % total assets (1) (5)	0.9%	0.9%	0.8%
Level 3 financial instruments owned - % total financial instruments (1) (5)	2.5%	2.3%	2.2%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity (1) (5)	9.2%	9.0%	8.3%

Other data and financial ratios:
Total long-term capital (1) (6)	$12,492	$12,102	$12,219
Leverage ratio (1) (7)	7.2	7.0	7.0
Tangible gross leverage ratio (1) (8)	9.6	9.4	9.4
Adjusted tangible gross leverage ratio (1) (3) (9)	10.6	10.4	N/A

Number of trading days	65	63	64
Number of trading loss days	8	11	10
Average firmwide VaR (10)	$10.46	$9.16	$9.71

Number of employees, at period end	3,893	3,850	3,776

N/A — Not Applicable

Jefferies Group LLC and Subsidiaries
Financial Highlights - Footnotes

(1)
Amounts pertaining to August 31, 2020 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended August 31, 2020.

(2)
At August 31, 2020, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,123 million, in aggregate, and $216 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC's financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at May 31, 2020 were $998 million and $292 million, respectively, and at August 31, 2019, were $1,063 million and $345 million, respectively.

(3)	Jefferies Group LLC adopted the new lease standard on December 1, 2019 using a modified retrospective transition approach. Accordingly, reported financial information for historical comparable periods is not revised and continues to be reported under the accounting standards in effect during those historical periods. We elected not to reassess whether existing contracts are or contain leases, or the lease classification and initial direct costs of existing leases upon transition. At transition on December 1, 2019, the adoption of this standard resulted in the recognition of right-of-use assets of $520 million, reflected in Premises and equipment in Jefferies Group LLC's Consolidated Statement of Financial Condition.
(4)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(5)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(6)
At August 31, 2020, May 31, 2020, and August 31, 2019, total long-term capital includes Jefferies Group LLC's long-term debt of $5,987 million, $5,672 million and $6,030 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility, amounts from secured term loans and the amount of debt maturing in less than one year, as applicable.

(7)	Leverage ratio equals total assets divided by total equity.
(8)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC's leverage ratio.

(9)	Adjusted tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets and right-of-use assets divided by tangible Jefferies Group LLC member's equity less right-of-use assets.
(10)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2019.

Jefferies Financial Group Inc.
Non-GAAP Reconciliation

The following table reconciles Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Jefferies Financial Group Book Value and Shares Outstanding GAAP Reconciliation

The table below reconciles our book value to tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

As Reported, August 31, 2020

Book value (GAAP)	$9,410,665
Less: Intangibles assets, net and goodwill	(1,914,542)
Tangible book value (non-GAAP)	$7,496,123

Common shares outstanding (GAAP)	259,246
Restricted stock units ("RSUs")	22,632
Other	1,105
Fully diluted shares outstanding (non-GAAP) (1)	282,983

Book value per share outstanding	$36.30
Tangible book value per fully diluted share outstanding	$26.49

(1) Fully diluted shares outstanding exclude preferred shares as they are antidilutive. Fully diluted shares outstanding include vested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans.